Exhibit 3.2.35

CERTIFICATE OF INCORPORATION

OF

PLITT THEATRES, INC.

FIRST. The name of the corporation is PLITT THEATRES, INC. (hereinafter referred to as the “Corporation”).

SECOND. Its registered office in the State of Delaware is located at ________ West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company No. 100 West Tenth Street, Wilmington, Delaware.

THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH. The Corporation shall have authority to issue 10,000 shares consisting of 5,000 shares having a par value of $.10 each (hereby designated as Class A Common Stock) and 5,000 shares having a par value of $.10 each (hereby _esignated as Class B Common Stock).

Class A Common Stock and Class B Common Stock shall be identical as to voting rights and in all other respects except as otherwise provided herein. The holders of the Class A and Class B Common Stock, each voting as a class, shall be entitled to elect at least two directors at each annual meeting for the election of directors. Authority is hereby expressly vested in the Board of Directors of the Corporation pursuant to Sections 102 (a) (4) and 151 (a) of the General Corporation Law of the State of Delaware, as the same may be from time to time in effect, by resolution or resolutions adopted by such Board of Directors to provide that, in the circumstances and to the extent specified in such resolution or resolutions, the number of directors which shall constitute the entire Board shall be increased from four to five and that the holders of the Class B Common Stock shall be entitled to elect three directors of the Corporation.

FIFTH. The Board of Directors of the Corporation shall initially consist of the following four persons who shall constitute the entire Board of Directors subject to the provisions of Article FOURTH of this Certificate of Incorporation:

Name	Address:
Representing Holders of Class A Common Stock

1. Henry G. Plitt	525 Arcalle Dr., Beverly Hills, Ca.
2. Allan Hurwitz	1550 Lakeshore Dr., Chicago, Ill.

Representing Holders of Class B Common Stock

3. Samuel J. Klutznick	1525 N. Dearborn, Chicago, Ill.
4. Norman Cohn	985 Elm Ridge, _lenco___, Ill.

If at any time a vacancy shall exist on the Board of Directors of the Corporation, such vacancy shall be filled at a special meeting of holders of Class A Common Stock or Class B Common Stock of the Corporation, as the case may be, to be called and held as provided below. If such vacancy shall result from the death, disability, resignation or removal of one or more directors elected by the holders of the Class A Common Stock, then the holders of the Class A Common Stock, voting as a class, shall be entitled to fill such vacancy or vacancies. If such vacancy shall result from the death, disability, resignation or removal of one or more directors representing the Class B Common Stock, then the holders of the Class B Common Stock, voting as a class, shall be entitled to fill such vacancy or vacancies.

The holder or holders of a majority in interest of the Class A Common Stock or the Class B Common Stock, as the case may be, shall, in the event the holders of either such class are entitled to fill one or more vacancies on the Board of Directors or (in the case of the holders of Class B Common Stock) to elect a fifth Director as may be provided in resolutions adopted by the Board of Directors pursuant to the authority conferred upon such Board by Article FOURTH of this Certificate of Incorporation, be entitled to call a special meeting of the holders of such class, upon not less than five business days prior written notice to the holders of record (as reflected on the stock records of the Corporation) of such class, for the purposes of filling such vacancy or vacancies or to elect a fifth director or a successor to any such fifth Director. The results of any such special meeting of the holders of either class of Common Stock of the Corporation held to fill any vacancy in the Board of Directors or to elect any fifth Director shall be conclusive for all purposes upon presentation to the Secretary of the Corporation of a certificate subscribed to by the holders of record of a majority in interest of the appropriate class of Common Stock stating that notice of such meeting was given in accordance with the provisions of this Article FIFTH and identifying the Director or Directors who shall have been elected to the Board of Directors by a majority in interest of the holders of record of such class of Common Stock.

SIXTH. The original By-Laws of the Corporation shall be adopted by the initial directors named above. Thereafter, the power to make, alter or repeal the By-Laws shall be reserved to the stockholders.

SEVENTH. The election of directors need not be made by ballot.

EIGHTH. The Board of Directors of the Corporation and any committee thereof shall have only such powers as are permitted or conferred by the law of Delaware or as are specifically granted to such Board of Directors or committee thereof in or pursuant to the By-Laws. The affirmative vote of at least three Directors shall be required for the approval of any matter submitted to such Board. Notwithstanding anything hereinabove set forth to the contrary, any action taken by the Board of Directors to remove from office or to replace either the president or the chief executive officer of the Corporation shall require, in addition to the affirmative vote of at least three Directors, the affirmative vote or written consent of not less than a majority of the holders of record of the Class A Common Stock, unless (i) the Board of Directors has been increased to five Directors in the manner set forth in or pursuant to Article FOURTH hereof, and (ii) unless the fifth Director elected by the holders of record of the Class B Common Stock shall be one of the three or more Directors voting in favor of such removal.

NINTH. The name and mailing address of the incorporator of the Corporation is as follows: G. J. Coyle, whose mailing address is 100 West Tenth Street, Wilmington, Delaware 19801.

TENTH. The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and all rights conferred upon the stockholders herein are granted subject to this reservation, provided that, any amendment to this Certificate of Incorporation or to the By-Laws of the Corporation shall require the affirmative vote or written consent of the holders of not less than a majority of the holders of record of each class of Common Stock of the Corporation, and the same vote shall be required to approve any voluntary liquidation, merger, consolidation or sale of all or substantially all of the assets of the Corporation.

/s/ Illegible

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Plitt Theatres, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

1. That at a meeting of the Board of Directors on October 30, 1979, the following resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that said amendment be submitted for approval by the shareholders of this corporation:

WHEREAS, this corporation filed a Certificate of Incorporation of Plitt Theatres, Inc. on March 25, 1974; and

WHEREAS, the Board of Directors of this corporation has deemed it to be in the best interest of this corporation to amend the Certificate of Incorporation as set forth hereinafter;

NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of this corporation be and it hereby is amended as follows:

1. Section FOURTH is hereby amended in its entirety to read as follows:

“FOURTH: The corporation shall have the authority to issue 15,000 shares consisting of 5,000 shares having a par value of $.10 each (hereby designated as Class A, Series 1 Common Stock); 2,500 shares having a par value of $.10 each (hereby designated as Class A, Series 2 Common Stock); 5,000 shares having a par value of $.10 each (hereby designated as Class B, Series 1 Common Stock); and 2,500 shares having a par value of $.10 each (hereby designated as Class B, Series 2 Common Stock). Upon the effective date hereof, each share of Class A Common Stock then outstanding shall be reclassified and reconstituted as one share of Class A, Series

1 Common Stock and each share of Class B Common Stock then outstanding shall be reclassified and reconstituted as one share of Class B, Series 1 common stock. All of the Common Stock of the corporation, regardless of class or series, shall be non-assessable. The rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of shares or series within each class of shares, or the holders thereof shall be identical in all respects except as follows:

“(a) The holders of the Class A, Series 1 Common Stock and Class A, Series 2 common Stock, voting as a class, shall be entitled to elect two (2) directors at each annual meeting for the election of directors and the holders of Class B, Series 1 Common Stock and Class B, Series 2 Common Stock, voting as a class, shall be entitled to elect two (2) directors at each annual meeting for the election of directors. Authority is hereby expressly vested in the Board of Directors pursuant to Sections 102(a)(4) and 151(a) of the General Corporation Law of the State of Delaware as the same may be from time to time in effect, by resolution or resolutions adopted by such Board of Directors, to provide that in certain circumstances and to the extent specified in such resolution or resolutions, the number of directors which shall constitute the entire Board shall be increased from four (4) to five (5) and that the holders of the Class B, Series 1 Common Stock and Class B, Series 2 Common Stock, voting as a class, shall be entitled to elect three (3) directors of the Corporation.

“(b) in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, or in the event of a partial liquidation of the corporation as defined in Section 346 of the Internal Revenue Code, as the same may be amended from time to time (all such events shall hereinafter be referred to as “Distribution Events”), then prior to any distributions on account thereof being made to the holders of

Class A, Series 2 Common Stock and Class B, Series 2 Common Stock, the holders of Class A, Series 1 Common Stock and Class B, Series 1 Common Stock shall first be entitled to receive aggregate distributions in the sum of $1,000 per share (“Preference Amount”) from the assets of the corporation, whether such assets are capital or surplus of any nature, on account of the Distribution Events. After payment of the Preference Amount to the holders of Class A, Series 1 Common Stock and Class B, Series 1 Common Stock, the remaining assets of the corporation shall be distributed ratably among all of the holders of the Common Stock of the corporation. If, upon a Distribution Event, the assets thus distributed among the holders of Class A, Series 1 Common Stock and Class B, Series 1 Common Stock shall be insufficient to permit the payment to such shareholders of the entire Preference Amount, then the assets to be distributed shall be distributed ratably among the holders of the Class A, Series 1 Common Stock and Class B, Series I Common Stock.

“A consolidation or merger of this corporation with or into any other corporation or corporations, or a sale of all or substantially all the assets of the corporation, shall not be deemed to be a liquidation, dissolution or winding up, as these terms are used in this article.”

RESOLVED FURTHER, that the President and Secretary of this Corporation be and hereby are authorized and directed to sign any and all documents and to do any and all acts and deeds necessary and proper to carry into effect the foregoing resolution.

2. That, thereafter in accordance with Sections 228(a) of the General Corporation Law of the State of Delaware, said amendment was approved by unanimous written consent of the holders of all of the issued and outstanding shares of the corporation and said written consent was filed with the corporation.

3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4. That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Plitt Theatres, Inc. has caused this certificate to be signed by Roy H. Aaron, its President, and attested by Raymond C. Fox, its Secretary, this 25th day of November, 1980.

PLITT THEATRES, INC.

By:	/s/ Roy H. Aaron
Roy H. Aaron
President

ATTEST:

By:	/s/ Raymond C. Fox
Raymond C. Fox
Secretary

[SEAL]

ACKNOWLEDGEMENT

The undersigned, ROY H. AARON, President of PLITT THEATRES, INC., declares under penalty of perjury that the foregoing certificate is the act and deed of PLITT THEATRES, INC., and that the facts stated therein are true of his own knowledge.

Executed at Los Angeles, California on                     , 1980.

/s/ Roy H. Aaron
ROY H. AARON

FILED

OCT 17 1983

10 A.M.

Illegible

SECRETARY OF STATE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PLITT THEATRES, INC.

PLITT THEATRES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted the following resolutions, proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation, and directing that said amendment be submitted for approval by the shareholders of this corporation:

(1)

RESOLVED, that the Certificate of Incorporation of this corporation be amended as follows:

1. Article FOURTH is amended in its entirety to read as follows:

“FOURTH: The corporation shall have authority to issue 15,000 shares consisting of 10,000 shares having a par value of $.10 each (hereby designated as Series 1 Common Stock) and 5,000 shares having a par value of $.10 each (hereby designated as Series 2 Common Stock). All of the Common Stock of the corporation, regardless of class or series, shall be non-assessable. The rights, preferences, privileges and restrictions granted to or imposed upon the respective series of shares, or the holders thereof shall be identical in all respects except that in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation (all such events shall hereinafter be referred to as “Distribution Events”), then prior to any distributions on account thereof being made to the holders of Series 2 Common Stock, the holders of Series 1 Common Stock shall first be entitled to receive aggregate distributions in the sum of $1,000 per share (“Preference Amount”) from the assets of the corporation, whether such assets are capital or surplus of any nature, on account of the Distribution Events. After payment of the Preference Amount to the holders of Series 1 Common Stock, the remaining assets of the corporation shall be distributed ratably among all of the holders of the Common Stock of the corporation. If, upon a Distribution Event, the assets thus distributed among the holders of Series 1 Common Stock shall be insufficient to permit the payment to such shareholders of the entire Preference Amount, then the assets to be distributed shall be distributed ratably among the holders of the Series 1 Common Stock.

A consolidation or merger of this corporation with or into any other corporation or corporations, or a sale of all or substantially all the assets of the corporation, shall not be deemed to be a liquidation, dissolution or winding up, as these terms are used in this article.”

2. Article FIFTH is amended in its entirety to read as follows:

“FIFTH: The Board of Directors of the Corporation shall consist of that number of persons provided for in the By-Laws of the Corporation.”

3. Article EIGHTH is amended in its entirety to read as follows:

“EIGHTH: The Board of Directors of the Corporation and any committee thereof shall have only such powers as are permitted or conferred by the law of Delaware or as are specifically granted to such Board of Directors or committee thereof in or pursuant to the By-Laws.

4. Article TENTH is amended in its entirety to read as follows:

“TENTH: The corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and all rights conferred upon the stockholders herein are granted subject to this reservation, provided that, any amendment to this Certificate of Incorporation shall require the affirmative vote or written consent of the holders of record of not less than a majority of the Common Stock of the Corporation, and the same vote shall be required to approve any voluntary liquidation, merger, consolidation or sale of all or substantially all of the assets of the Corporation; provided, however, an amendment of Article FIFTH of this Certificate of Incorporation shall require the affirmative vote or written consent of holders of record of at least ninety percent (90%) of the outstanding common stock of the corporation.”

(2)

RESOLVED, that the Certificate of Designations, Preferences and Rights of Class B Common Stock of Plitt Theatres, Inc., as corrected and amended, shall be terminated.

(3)

RESOLVED, that the Chairman of the Board or the President and the Secretary or Assistant Secretary of the corporation be, and they hereby are, authorized to execute any and all documents and to do any and all acts and deeds necessary and proper to carry into effect the foregoing resolutions.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said PLITT THEATRES, INC. has caused this Certificate to be signed by Roy H. Aaron, its President, and attested by Raymond C. Fox, its Secretary, this 5th day of October, 1983.

PLITT THEATRES, INC.

By	/s/ ROY H. AARON
ROY H. AARON, President

ATTEST:

By	/s/ RAYMOND C. FOX
RAYMOND C. FOX, Secretary

ACKNOWLEDGEMENT

The undersigned, ROY H. AARON, President of PLITT THEATRES, INC., declares under penalty of perjury that the foregoing certificate is the act and deed of PLITT THEATRES, INC., and that the facts stated therein are true of his own knowledge.

Executed at Los Angeles, California, on October 5, 1983.

/s/ ROY H. AARON
ROY H. AARON

FILED

FEB 14 1984

10 A.M.

Illegible

SECRETARY OF STATE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PLITT THEATRES, INC.

PLITT THEATRES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted the following resolutions, proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation, and directing that said amendment be submitted for approval by the shareholders of this corporation:

(1)

RESOLVED, that the Certificate of Incorporation of this corporation be amended as follows:

1. Article FOURTH is amended in its entirety to read as follows:

“FOURTH: The corporation shall have authority to issue 15,167 shares consisting of 10,000 shares having a par value of $.10 each (hereby designated as Series 1 Common Stock), 5,000 shares having a par value of $.10 each (hereby designated as Series 2 Common Stock) and 167 shares having a par value of $.10 each (hereby designated as Series 3 Common Stock). All of the Common Stock of the Corporation, regardless of class or series, shall be non-assessable. The rights, preferences, privileges and restrictions granted to or imposed upon the respective series of shares, or the holders thereof shall be identical in all respects except that, in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation (all such events shall hereinafter be referred to as “Distribution Events”), then prior to any distributions on account thereof being made to the holders of Series 2 Common Stock, the holders of Series 1 Common Stock shall first be entitled to receive aggregate distributions in the sum of $1,000 per share (“Preference Amount”) from the assets of the corporation, whether such assets are capital or surplus of any nature, on account of the Distribution Events. After payment of the Preference Amount to the holders of Series 1 Common Stock, the holders of Series 2 Common Stock shall share ratably in the remaining assets of the corporation. Notwithstanding the foregoing preference granted Series 1 shareholders, Series 3 shareholders shall be entitled to their ratable share of the assets of the corporation in an amount equal to that portion of the assets of the corporation equal to a fraction, the numerator of which is the total number of outstanding shares of Series 3 Common Stock, and the denominator of which is the total number of outstanding shares of Common Stock of the corporation. If, upon a Distribution Event, the assets available for distribution, if distributed ratably among the holders of Common Stock would be insufficient to permit the payment to the Series 1 shareholders of the entire Preference Amount, then the assets to be distributed shall be distributed among the holders of the Series 1 and Series 3 Common Stock as follows: The Series 1 Shareholders shall be entitled to receive a portion of the assets available for distribution equal to a fraction, the numerator of which is the total number of outstanding shares of Common Stock held by the Series 1 shareholders and the Series 2 shareholders and the denominator of which is the total number of outstanding shares of Common Stock and Series 3 shareholders shall be entitled to receive a portion of the assets equal to a fraction, the numerator of which is the total number of Series 3 shares outstanding, and the denominator of which is the total outstanding shares of Common Stock of the Corporation.

A consolidation or merger of this corporation with or into any other corporation or corporations, or a sale of all or substantially all the assets of the corporation, shall not be deemed to be a liquidation, dissolution or winding up, as those terms are used in this article.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said PLITT THEATRES, INC., has caused this Certificate to be signed by Roy H. Aaron, its President, and attested by Raymond C. Fox, its Secretary, this 6th day of February, 1984.

PLITT THEATRES, INC.

By	/s/ ROY H. AARON
ROY H. AARON, President

ATTEST:

By	/s/ RAYMOND C. FOX
RAYMOND C. FOX, Secretary

ACKNOWLEDGEMENT

The undersigned, ROY H. AARON, President of PLITT THEATRES, INC., declares under penalty of perjury that the foregoing certificate is the act and deed of PLITT THEATRES, INC., and that the facts stated therein are true of his own knowledge.

Executed at Los Angeles, California on February 6, 1984.

/s/ ROY H. AARON
ROY H. AARON

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 05:00 PM 03/21/2002 020188772 – 0799924

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Plitt Theatres, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: In accordance with Section 303 of the General Corporation Law of the State of Delaware, this Amendment to the Certificate of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this Corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al.. case number 01-40364, confirmed and approved on March 1, 2002.

SECOND: That the Certificate of Incorporation of this corporation be amended by adding the following sentence to Article Four:

“In accordance with Section 1123(a)(6) of the Bankruptcy code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

THIRD: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on March 21, 2002.

IN WITNESS WHEREOF, said Plitt Theatres, Inc. has caused this certificate to be signed by Bryan Berndt, its Vice President, this 21st day of March, 2002, under penalty of perjury that this Certificate is the act and deed of this Corporation and that the facts stated herein are true.

Plitt Theatres, Inc.

By:	/s/ Bryan Berndt
Bryan Berndt Vice President